Exhibit 23

 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (No. 333-129550) of New Peoples Bankshares, Inc. on Form S-8 of our report dated March 1, 2016 on the consolidated financial statements of New Peoples Bankshares, Inc. as of December 31, 2015 and the year then ended, which report appears in this December 31, 2015 annual report on Form 10-K of New Peoples Bankshares, Inc.

/s/ Elliott Davis Decosimo, LLC

Greenville, South Carolina

March 1, 2016